Exhibit 99.1

YOUR Vote by VOTE Internet IS IMPORTANT. or Telephone –PLEASE QUICK VOTE TODAY. EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail ENERGY XXI (BERMUDA) LIMITED Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 29, 2014. INTERNET/MOBILE –www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. Approval of the issuance of shares 1. Election of Class II Director: of EXXI common stock to EPL Scott A. Griffiths. stockholders in connection with the merger. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2014. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name (as applicable) by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting of Shareholders to be held May 30, 2014. The Proxy Statement is available at: http://www.cstproxy.com/energyxxi/2014 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY ENERGY XXI (BERMUDA) LIMITED PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY 30, 2014 Please date, sign and mail this proxy card in the postage-paid return-addressed envelope provided as soon as possible The person signing on the reverse by this proxy appoints John Daniel Schiller, Jr. and David West Griffin, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all Common Shares of Energy XXI (Bermuda) Limited held of record by the undersigned at the close of business on April 21, 2014 at Energy XXI (Bermuda) Limited’s special general meeting of shareholders to be held on May 30, 2014 and at any adjournments or postponement thereof. The proxies may vote and act upon the matters designated on the reverse side and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” proposal 1 and “FOR” proposal 2. Printed Name of Shareholder as it Exists in the Shareholder Registry: Signature: Printed Name and Authority of the Person Signing If Not Shareholder Named in Shareholder Registry (e.g., person signing for corporate or fund shareholder): (Continued, and to be marked, dated and signed, on the other side)